Exhibit 99.5

EXULT, INC.

Proxy for the Special Meeting of Stockholders on September 30, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXULT, INC.

The undersigned stockholder of Exult, Inc., a Delaware corporation, hereby acknowledges receipt of Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated August     , 2004, and hereby appoints James C. Madden, V, John A. Adams and Stephen M. Unterberger, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Exult, Inc., to be held on Thursday, September 30, 2004, at 1:00 p.m., pacific daylight time, at the University Research Park Conference Center, 5251 California, Suite 105, Irvine, California 92612, and at any postponements and adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

(Continued, and to be marked, dated and signed, on the reverse side)

EXULT, INC.

SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 30, 2004

VOTE BY MAIL

•  Mark, sign and date your proxy card.

•  Detach your proxy card.

•  Return your proxy card in the postage paid envelope provided.

1.	Adoption of the Agreement and Plan of Merger, dated as of June 15, 2004, by and among Exult, Inc., Hewitt Associates, Inc. and Eagle Merger Corp., pursuant to which Eagle Merger Corp. will merge with and into Exult, with Exult becoming a wholly-owned subsidiary of Hewitt Associates, Inc., and each share of Exult common stock will be converted into the right to receive 0.2 of a share of Hewitt Class A common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as name appears at left. Persons signing in a fiduciary capacity (e.g. executors, administrators, trustees) should so indicate. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

Dated:	, 2004

Signature

Signature

WINDOW AREA

Please Detach Here

Ú You Must Detach This Portion of the Proxy Card Ú

Before Returning it in the Enclosed Envelope